UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 13, 2011

FS Investment Corporation

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	0-53424 (Commission File Number)	26-1630040 (I.R.S. Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 675 Philadelphia, Pennsylvania (Address of principal executive offices)	19104 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On April 13, 2011, the board of directors (the “Board”) of FS Investment Corporation (“FSIC”) determined to increase its annual distribution yield from 7.18% to 7.5% (based on the current public offering price of $10.75 per share) by increasing the amount of the regular semi-monthly cash distributions payable to FSIC’s stockholders of record from $0.032156 per share to $0.033594 per share.  The increase in the regular semi-monthly cash distributions to $.033594 per share is expected to commence with the semi-monthly distributions to be declared in May 2011 for stockholders of record as of May 13, 2011 and May 30, 2011, which are expected to be paid on May 31, 2011.

In addition, on April 13, 2011, the Board declared two regular semi-monthly cash distributions of $0.032156 per share each.  Both distributions will be paid on April 29, 2011, the first to stockholders of record on April 14, 2011 and the second to stockholders of record on April 28, 2011.  The Board also declared a special one-time cash distribution of $0.04 per share that will be paid on April 29, 2011 to stockholders of record on April 14, 2011.

A copy of the press release announcing the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 13, 2011, the Board elected Michael J. Hagan as a new member of the Board, effective as of such date.  Mr. Hagan was appointed to fill the vacancy on the Board created by the resignation of Mr. Herbert Lotman, which was effective as of November 9, 2010.

Mr. Hagan, 48, has significant experience as an entrepreneur and senior executive at public and private organizations, including experience in corporate finance, financial reporting and accounting and controls.  Since December 2009, Mr. Hagan has been the President and Chief Executive Officer of LifeShield Security, Inc. (“LifeShield”), a leading wireless home security company. Prior to his employment by LifeShield, Mr. Hagan served as Chairman and Chief Executive Officer of NutriSystem, Inc. (“NutriSystem”) from 2002 to 2008 and as President of NutriSystem from 2006 to 2007. Prior to joining NutriSystem, Mr. Hagan was the co-founder of Verticalnet Inc. (“Verticalnet”) and held a number of executive positions at Verticalnet since its founding in 1995, including Chairman of the Board from 2002 to 2005, President and Chief Executive Officer from 2001 to 2002, Executive Vice President and Chief Operating Officer from 2000 to 2001 and Senior Vice President prior to that time. Mr. Hagan currently serves on the board of directors of Internet Capital Group, Inc. and has held such position since June 2007. Mr. Hagan served as a director of NutriSystem from 2002 to 2008 and Verticalnet from 1995 to 2008.  Mr. Hagan also served as a member of the Board of Trustees of American Financial Realty Trust from 2003 to 2007.  Mr. Hagan holds a B.S. in Accounting from Saint Joseph’s University.

Mr. Hagan was not elected to serve as a member of the Board pursuant to any agreement or understanding with FSIC or any other person.

Item 9.01.    Financial Statements and Exhibits.

(d)  Exhibits.

EXHIBIT NUMBER	DESCRIPTION
99.1	Press release dated April 18, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Investment Corporation

Date:	April 18, 2011	By:	/s/ Michael C. Forman
Michael C. Forman
President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
99.1	Press release dated April 18, 2011.